Exhibit 99.1

Chanticleer Holdings to Acquire Better Burger Concept BGR: The Burger Joint

20 Locations with Over 80 Franchise Locations under Development

CHARLOTTE, NC – February 18, 2015 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (Chanticleer Holdings, or the "Company"), owner and operator of multiple restaurant brands internationally and domestically, announced today that it signed a definitive agreement to acquire BGR: The Burger Joint, a better burger concept well-known in the Maryland/Washington, D.C./Virginia area. Chanticleer Holdings expects to close the acquisition on or around March 15, 2015.

BGR: The Burger Joint (“BGR”) is a better burger concept with a menu that focuses on their proprietary blend of Prime, dry-aged burgers grilled over an open flame. Their buns are baked fresh by local bakers and they use fresh vegetables prepared in store. BGR was voted #7 Burger Chain in USA by The Daily Meal & MSN.com, #1 Burger Restaurant by the Washingtonian and #1 Burger Patty by the Washington Post. BGR currently has nine corporate owned locations, eleven franchises including one international location in Kuwait, and over eighty franchise locations under development agreement almost equally split between domestic and international markets.

“Fast casual, with a particular focus on the better burger category, has grown from a very small percentage of our sales to well over 20 percent of revenue over the past year. This acquisition allows us an immediate presence in the franchising of the better burger category which we are committed to under Rich Adam's leadership and the team we have developed internationally. We are thrilled that their senior management and operations team have agreed to stay on board and they remain committed to the future success of BGR and of Chanticleer Holdings,” said Mike Pruitt, CEO of Chanticleer Holdings, Inc.

"We are very excited to team up with such an established organization with the same values and vision as ours. We look forward to working with a seasoned management team as we continue to build our business, in particular the international market where Chanticleer is strong," stated Jay Ripley, Chairman of BGR. "Given we are taking a portion of the purchase price in shares of Chanticleer Holdings, we look forward to being a part of its future success."

For more information on the terms of the acquisition, please refer to Chanticleer Holding’s Form 8-K filing filed with the SEC on February 18, 2015, available online at www.sec.gov.

About BGR: The Burger Joint

Headquartered in Lansdowne, VA, BGR: The Burger Joint is a better burger concept with a menu that focuses on their proprietary blend of Prime, dry-aged burgers grilled over an open flame. Their buns are baked fresh by local bakers and they use fresh vegetables prepared in store. The company has nine corporate locations and provides franchising opportunities in both U.S. and international markets. For more information, visit: www.bgrtheburgerjoint.com

About Chanticleer Holdings, Inc

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co. and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

Google+: https://plus.google.com/u/1/b/118048474114244335161/118048474114244335161/posts

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com